UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 7, 2010
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of or other jurisdiction of incorporation)	0-11330 (Commission File Number)	16-1124166 (IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK (Address of principal executive offices)	14625-2396 (Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 12, 2010, Paychex, Inc. (the “Company”) announced the resignation of its President and Chief Executive Officer (“CEO”), Jonathan J. Judge. Mr. Judge’s resignation is effective July 31, 2010. The Board of Directors (the “Board”) has commenced a search for a new CEO. In the interim, the Board has established an executive committee comprised of Delbert M. Humenik, Senior Vice President of Sales and Marketing, John M. Morphy, Senior Vice President, Chief Financial Officer, and Martin Mucci, Senior Vice President, Operations. Chairman of the Board B. Thomas Golisano and the Board will provide oversight for the executive committee.
In connection with his resignation, Mr. Judge has signed a separation agreement. The following is a summary of terms and conditions of that agreement.
•	Mr. Judge will receive a severance payment of $1,900,000.00, as well as immediate acceleration on July 31, 2010 of unvested equity awards made prior to July 1, 2007; and health insurance premiums for twelve months.
•	An additional 11,111 shares of restricted stock and an additional 30,000 non-qualified stock options from the July 17, 2007 awards will also vest immediately upon July 31, 2010.
•	All vested and exercisable equity awards will continue to be governed by applicable plan documents.
•	In consideration of the Company entering into the agreement, Mr. Judge has agreed to certain non-compete, non-disparagement, confidentiality, and non-solicitation provisions. In addition to the agreement and in consideration of benefits received as indicated above, Mr. Judge entered into a general release of all claims with the Company.
•	Certain terms of Mr. Judge’s employment agreement dated November 30, 2007 survive the separation and remain in full force as do the non-competition, non-solicitation, confidentiality, and detrimental conduct provisions of Mr. Judge’s 2008 and 2009 equity compensation agreements with the Company.
The summary of the terms of the foregoing agreement is qualified in their entirety by reference to the text of the agreement.
Mr. Judge is expected to continue to serve as a director of the Company through the end of his term of service to the Board. On July 12, 2010, Mr. Judge informed the Board that he does not intend to stand for re-election. There were no disagreements between Mr. Judge and the Company relating to the Company’s operations, policies, or practices involved in Mr. Judge’s decision not to stand for re-election as a director.
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On July 7, 2010, the Company’s Board approved the following arrangements for the Company’s executive officers:
•	The long-term incentive plan payable in shares to its officers as provided under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 12, 2005. Performance is measured over a two-year period at the end of which achievement is determined. The number of shares to be awarded will be determined based on performance achievement. The officer must be employed by the Company for one year from the date of performance achievement to receive the shares. The performance criteria are based on similar targets as the annual incentive program —service revenue and operating income.
The summary of the terms of the foregoing agreement is qualified in their entirety by reference to the text of the agreement.
Further Information
Additional information regarding compensation awarded to certain of the Company’s executive officers for the year ended May 31, 2010 will be provided in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in September 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: July 12, 2010	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

3